POWER OF ATTORNEY

Each of the undersigned, as directors and/or officers of NATIONWIDE LIFE INSURANCE COMPANY OF AMERICA, a Pennsylvania corporation, and NATIONWIDE LIFE AND ANNUITY COMPANY OF AMERICA, a Delaware corporation, which have filed or will file with the U.S. Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, and if applicable, the Securities Exchange Act of 1934, various registration statements and amendments thereto for the registration of current, as well as any future, separate accounts established by said corporation for the purpose of registering under said Act(s) immediate or deferred variable annuity contracts, fixed interest rate options subject to a market value adjustment, group flexible fund retirement annuity contracts and variable life insurance policies issued through the following separate accounts and contracts listed below:

Separate Accounts:	’40 Act Number	’33 Act Number
Nationwide Provident VA Separate Account 1	811-7708	333-54990
333-54984
033-70926
033-62588
Nationwide Provident VLI Separate Account 1	811-4460	033-55470
333-84475
033-01331
033-38463
033-42133
333-71763
333-98629
033-02625
333-82613
Nationwide Provident VA Separate Account A	811-6484	333-88163
333-90081
033-65512
033-65195
033-44180
Nationwide Provident VLI Separate Account A	811-8722	333-10321
333-82611
033-83138
333-67775
333-98631

hereby constitute and appoint W.G. Jurgensen, Patricia R. Hatler, Mark R. Thresher, Peter A. Golato, Timothy G. Frommeyer, John L. Carter, Michael A. Hamilton, Eric S. Henderson, Timothy D. Crawford, Jamie Ruff Casto, Stephen M. Jackson, Jeanny V. Simaitis, and W. Michael Stobart, and each of them with power to act without the others, as his/her attorney, with full power of substitution for and in his/her name, place and stead, in any and all capacities, to approve and sign such Applications and Registration Statements, and any and all amendments thereto, with power to affix the corporate seal of said corporation thereto and to attest said seal and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, hereby granting unto said attorneys, and each of them, full power and authority to do and perform all and every act and thing requisite to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming that which said attorneys, or any of them, may lawfully do or cause to be done by virtue hereof.  This instrument may be executed in one or more counterparts.

IN WITNESS WHEREOF, the undersigned have herewith set their names as of this 3rd day of June, 2008.

/s/ W.G. Jurgensen	/s/ Mark R. Thresher
W. G. JURGENSEN, Chairperson of the Board and Chief Executive Officer	MARK R. THRESHER, Vice Chairperson of the Board and Director
/s/ Peter A. Golato	/s/ Larry Hilsheimer
PETER A. GOLATO, Director and President	LARRY HILSHEIMER Director
/s/ Timothy G. Frommeyer	/s/ Michael A. Hamilton
TIMOTHY G. FROMMEYER, Director and Senior Vice President and Assistant Treasurer	MICHAEL A. HAMILTON, Director
/s/ John L. Carter
JOHN L. CARTER, Director